                                   EXHIBIT 11





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


                           Computer Integration Corp.
                                 and Subsidiary


Exhibit 11 - Statement Re:  Computation of Per-Share Earnings


                                                                 THREE MONTHS ENDED
                                                                       MARCH 31
                                                                1996              1995
                                                             ----------------------------

Primary:
  Average shares outstanding                                 6,915,000          6,402,040
  Net effect of dilutive stock options and
   warrants--based on the treasury stock
   method using average market price of $1.80
   and $1.00 per share in 1996 and 1995, respectively          216,000             13,500
                                                            -----------------------------
Total                                                        7,131,000          6,415,540
                                                            =============================

Net income (loss) applicable to common stock                $ (418,144)       $    83,678
                                                            =============================

Per-share amount, net (loss) income
 applicable to common stock                                 $     (.06)       $       .01
                                                            =============================

Fully diluted:
  Average shares outstanding                                 6,915,000          6,402,040
  Net effect of dilutive stock options and
   warrants--based on the treasury stock
   method using the period end market price,
   if higher than average market price                         216,000             13,500
 Assumed conversion of 9% Series A and
  Series C cumulative, convertible,
  redeemable preferred stock                                 1,270,000          1,270,000
                                                            -----------------------------
Total                                                        8,401,000          7,685,540
                                                            =============================

Net income (loss) applicable to common stock                $ (418,144)           $83,678
Add required dividends on Series A and
 Series C cumulative, convertible,
 redeemable preferred stock                                     55,010             53,815
                                                            -----------------------------
Total                                                       $ (363,134)       $   137,493
                                                            =============================

Per share amount, net income (loss)
 applicable to common stock                                 $     (.04)       $       .02
                                                            =============================



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



                           Computer Integration Corp.
                                 and Subsidiary


Exhibit 11 - Statement Re:  Computation of Per-Share Earnings (continued)


                                                                    NINE MONTHS ENDED
                                                                         MARCH 31
                                                                   1996            1995
                                                                --------------------------

Primary:
 Average shares outstanding                                     6,915,000        6,401,485
 Net effect of dilutive stock options and
  warrants--based on the treasury stock method using
  average market price of $1.80 and $1.00 per share in
  1996 and 1995, respectively                                     216,000           13,500
                                                               ---------------------------
Total                                                           7,131,000        6,414,985
                                                               ===========================

Net income applicable to common stock                          $1,538,844       $  636,897
                                                               ===========================

Per-share amount, net income applicable to common
 stock                                                         $      .22       $      .10
                                                               ===========================

Fully diluted:
 Average shares outstanding                                     6,915,000        6,401,485
 Net effect of dilutive stock options and
  warrants--based on the treasury stock method using the
  period end market price, if higher than average market
  price                                                           216,000           13,500
Assumed conversion of 9% Series A and Series C
  cumulative, convertible, redeemable preferred stock           1,270,000        1,176,232
                                                               ---------------------------
Total                                                           8,401,000        7,591,217
                                                               ===========================

Net income applicable to common stock                          $1,538,844       $  636,897
Add required dividends on Series A and Series C
  cumulative, convertible, redeemable preferred stock             165,030          147,884
                                                               ---------------------------
Total                                                          $1,703,874       $  784,781
                                                               ===========================

Per share amount, net income applicable to
  common stock                                                 $      .20       $      .10
                                                               ===========================





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